Exhibit 5.1
Simpson Thacher & Bartlett LLP
2475 HANOVER STREET PALO ALTO, CA 94304
_____________
TELEPHONE: +1-650-251-5000 FACSIMILE: +1-650-251-5002

Direct Dial Number		E-mail Address

November 28, 2023

Electronic Arts Inc.
209 Redwood Shores Parkway
Redwood City, CA 94065

Ladies and Gentlemen:

We have acted as counsel to Electronic Arts Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (1) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (2) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (3) debt securities of the Company, which may be senior, senior subordinated or subordinated and which may be convertible or exchangeable into other securities of the Company (collectively, the “Debt Securities”); (4) warrants to purchase Debt Securities (the “Debt Security Warrants”); (5) warrants to purchase Common Stock (the “Common Stock Warrants”); (6) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (7) depositary shares (the “Depositary Shares”), which represent fractional interests in the Preferred Stock and which may be represented by depositary receipts (the “Depositary Receipts”); (8) warrants to purchase Depositary Shares (the “Depositary Shares Warrants”); (9) units of the Company, consisting of one or more of the securities described in clauses (1) through (8) above (the “Units”); (10) warrants to purchase Units (the “Units Warrants”); and (11) contracts for the purchase or sale of one or more of the securities described in

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clauses (1) through (10) above (the “Purchase Contracts”). The Common Stock Warrants, the Preferred Stock Warrants, the Debt Security Warrants, the Depositary Shares Warrants and the Units Warrants are herein referred to, collectively, as the “Securities Warrants.” The Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Securities Warrants, the Units and the Purchase Contracts are hereinafter referred to, collectively, as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act in an indeterminate amount.
The Debt Securities will be issued under an indenture, dated as of February 24, 2016 (the “Base Indenture” and, including any supplemental indentures relating thereto, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”).
The Depositary Shares and any related Depositary Receipts will be issued pursuant to deposit agreements (the “Deposit Agreements”) between the Company and a depositary as shall be named therein (the “Depositary”).
The Securities Warrants will be issued under warrant agreements (the “Warrant Agreements”) between the Company and such warrant agent as shall be named therein. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”
The Purchase Contracts will be issued pursuant to one or more Purchase Contract Agreements (each, a “Purchase Contract Agreement”) between the Company and a purchase contract agent named therein.
The Units will be issued pursuant to unit agreements (each, a “Unit Agreement”) between the Company and such unit agent as shall be named therein (the “Unit Agent”).
We have examined the Registration Statement, a form of the share certificate for the Common

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Stock and the Base Indenture, each of which has been filed with the Commission as exhibits to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and such other instruments and certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the Indenture (including the applicable supplemental indentures relating to the Debt Securities), the Deposit Agreement, the Warrant Agreements, the Purchase Contract Agreements and the Unit Agreements (collectively, the “Securities Documents”) will be the valid and legally binding obligation of each party thereto other than the Company. We also have assumed that, with respect to the issuance of any shares of Common Stock or Preferred Stock, the amount of valid consideration paid in respect of such shares will equal or exceed the par value of such shares.
In rendering the opinions set forth below, we have assumed further that at the time of execution, authentication, issuance and delivery of the applicable Securities Documents and Securities, (1) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized and such Securities Documents will have been duly authorized, executed and delivered by the Company in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Documents and such Securities will not constitute a breach or violation of its organizational

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documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York or the Delaware General Corporation Law, assuming there shall not have been any change in such laws affecting the validity or enforceability of such Securities Documents and such Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Documents and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
1. With respect to the Common Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company by the Board of Directors of the Company or a duly constituted and acting committee of such Board of Directors of the Company (such Board of Directors or committee hereinafter being referred to as the “Board”) and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company by the Board, (b) due filing of the applicable definitive certificate of designations and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and related matters by the Board or, in the case of Securities that are not convertible, exchangeable or exercisable for equity securities of the Company, duly authorized officers of the Company (such Board and any such authorized officers being hereinafter referred to as the “Company Authorizing Party”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities in accordance with the applicable Indenture, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the appropriate Company Authorizing Party and

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otherwise in accordance with the provisions of such Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Depositary Shares and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and the execution and delivery of the applicable Deposit Agreement by the Board, (b) the due issuance and delivery to the Depositary under such Deposit Agreement of validly issued, fully paid and nonassessable Preferred Stock represented by the Depositary Shares and (c) the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with such Deposit Agreement, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of such Deposit Agreement and such agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued.

5. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Securities Warrants, the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and the execution and delivery of the applicable Warrant Agreement by the appropriate Company Authorizing Party and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the appropriate Company Authorizing Party and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to Units, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Units, the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and the execution and delivery of the applicable Unit Agreement by the appropriate Company Authorizing Party, (b) the Common Stock and Preferred Stock that are components of any Units are validly issued fully paid and nonassessable, (c) the Debt Securities and the Securities Warrants that are components of any Units constitute valid and legally binding obligations of the Company enforceable against such party or parties in accordance with their terms and (d) the Depositary Receipts evidencing the Depositary Shares that are components of any Units are validly issued, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of any Purchase Contracts and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of such Purchase Contracts,

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upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the applicable definitive Purchase Contract Agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 3 through 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
We do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.
                            Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP